EXHIBIT 10.3
                              TERMINATION AGREEMENT
                              ---------------------

BETWEEN:     CYPOST CORPORATION

AND:          ROUNDTABLE STRATEGIES LTD.

Dated as of August 9, 2002


In that, the Consultant Agreement between CyPost Corporation and Roundtable Strategies Ltd. has a termination date of October 31, 2002.

And, after proper discussion and in accordance with clause 3 of the Agreement, the parties have agreed to terminate the Consultant Agreement between the parties as of October 31, 2002. The Agreement shall not automatically renew itself in accordance with Clause 3 (b).

The parties agree that when all conditions of the Agreement are fulfilled, a letter of acknowledgement and a release shall be signed.


CyPost Corporation


/s/ Javan Khazali
-------------------------
Javan Khazali
Chief Executive Officer
CyPost Corporation


Roundtable Strategies Ltd.

/s/ J. Thomas Johnston
-------------------------
J. Thomas Johnston, President


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